As filed with the Securities and Exchange Commission on June 3, 2022

Registration No. 333-265152

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SmartMetric, inc.
(Exact name of registrant as specified in its charter)

Nevada	3990	05-0543557
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(702) 990-3687

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chaya Hendrick

Chief Executive Officer

3960 Howard Hughes Parkway, Suite 500

Las Vegas, Nevada 89169

(702) 990-3687

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrea Cataneo
Mitchell Silberberg & Knupp LLP
437 Madison Ave., 25th Floor
New York, NY 10022
(212) 509-3900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•	Offering Prospectus. A prospectus to be used for the offering of up to 30,000,000 shares of SmartMetric, Inc. (the “Company”) common stock (the “Offering Prospectus”) through Mast Hill Fund, L.P.

•	Resale Prospectus. A prospectus to be used for the resale by the selling shareholders (the “Selling Shareholders”) set forth therein of 262,500,000 shares of the Company’s common stock (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Offering Prospectus, except for the following principal points:

•	it contains different outside and inside front covers and back covers;

•	it contains different Offering sections in the Prospectus Summary section beginning on page 1;

•	it contains different Use of Proceeds sections on page 20;

•	a Selling Shareholder section is included in the Resale Prospectus;

•	the Dilution section from the Public Offering Prospectus on page 22 is deleted from the Resale Prospectus;

•	a different Selling Shareholders Plan of Distribution is inserted.

The Company has included in this Registration Statement a set of alternate pages after the back cover page of the Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Offering Prospectus. The Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Comapny. The Resale Prospectus will be substantively identical to the Offering Prospectus except for the addition or substitution of the Alternate Pages, as well as the deletion of certain sections and disclosures in the Offering Prospectus and will be used for the resale offering by the Selling Shareholders.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY RESALE PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 3, 2022

262,500,000 Common Stock

SMARTMETRIC, INC.

262,500,000 Shares of Common Stock of SmartMetric, Inc.

This prospectus relates to the offer and resale of up to an aggregate of 262,500,000 shares of common stock, par value $0.001 per share, of SmartMetric, Inc. (the “Company”, “we”, “our” or “us”), comprised of the following: (i) 65,625,000 shares of common stock issued to Talos Victory Fund, LLC (“Talos”); (ii) 65,625,000 shares of common stock issued to Blue Lake Partners, LLC (“Blue Lake”); (iii) 65,625,000 shares of common stock issued to FirstFire Global Opportunities Fund, LLC (“FirstFire Global”); and (iv) 65,625,000 shares of common stock issued to Mast Hill Fund, LP (“Mast Hill”). Talos, Blue Lake, FirstFire Global and Mast Hill are also sometimes collectively referred to in this prospectus as the “Selling Shareholders”.

On January 27, 2022 and on March 15, 2022, the Company entered into separate securities purchase agreements (collectively, the “Purchase Agreements”) with the Selling Shareholders, for the sale and issuance to each Selling Shareholder of: (i) a promissory note in the aggregate principal amount of $250,000 (each, a “Note” and collectively, the “Notes”), each convertible into 40,625,000 shares of common stock underlying the Note (the “Conversion Shares”) (ii) a common stock purchase warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase 12,500,000 shares of the Company’s common stock, $0.001 par value per share, (the “Warrant Shares”); and (iii) a commitment fee in the form of 12,500,000 shares of common stock (the “Commitment Shares”).

Each of the Selling Shareholders’ shares of common stock being offered for resale pursuant to the Purchase Agreements consist of: (i) 12,500,000 Commitment Shares; (ii) 12,500,000 shares of common stock underlying Warrants (the “Warrant Shares”); and (iii) 40,625,000 shares of common stock underlying the Note (the “Conversion Shares”).

We are registering the Shares and Warrant Shares on behalf of the Selling Shareholders, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of our common stock by the Selling Stockholders. We cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares and the Warrant Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares and the Warrant Shares.

Our common stock is currently listed on the OTCQB, operated by OTC Markets Group, Inc., under the symbol “SMME”. On June [ ], 2022, the last quoted price of our common stock as reported on the OTCQB was $[ ] per share.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings. This prospectus describes the general manner in which the Shares and the Warrant Shares may be offered and sold. If necessary, the specific manner in which the Shares and the Warrant Shares may be offered and sold will be described in a supplement to this prospectus.

The shares of common stock may be offered by the Selling Shareholders in negotiated transactions, at either prevailing market prices or negotiated prices. The Selling Shareholders in their discretion may also offer the shares of common stock from time to time in ordinary brokerage transactions in the OTCQB market. The Selling Shareholders can offer all, some or none of their shares of common stock, thus we have no way of determining the number of shares of common stock they will hold after this offering. See our discussion in the “Selling Shareholders Plan of Distribution” section of this prospectus.

These are speculative securities. See “Risk Factors” beginning on page 4 for the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus June 3, 2022.

THE OFFERING

Securities offered by the Selling Shareholders	262,500,000 shares of common stock

Plan of Distribution	The shares of common stock may be offered by the Selling Shareholders in negotiated transactions, at either prevailing market prices or negotiated prices. The Selling Shareholders in their discretion may also offer the shares of common stock from time to time in ordinary brokerage transactions in the OTCQB market. The Selling Shareholders can offer all, some or none of their shares of common stock, thus we have no way of determining the number of shares of common stock they will hold after this offering. See our discussion in the “Selling Shareholders Plan of Distribution” section of this prospectus.

Risk Factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 4 before deciding to invest in our securities.

OTCQB trading symbol:	SMME

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Shareholders. All of the net proceeds from the sale of the Selling Shareholders common stock will go to the Selling Shareholders as described below in the sections entitled “Selling Shareholders” and “Selling Shareholders Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the offer and resale of up to 262,500,000 shares of our common stock, par value $0.001 per share, issued to them pursuant to their respective Purchase Agreements. We are registering the shares in accordance with the terms of the Purchase Agreements, in order to permit the Selling Shareholders to offer the shares for resale from time to time.

The table below lists the Selling Shareholders and other information regarding the “beneficial ownership” of the shares of common stock by the Selling Shareholders. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of our common stock as to which the Selling Shareholders have sole or shared voting power or investment power and any shares of our common stock the Selling Shareholders have the right to acquire within 60 days.

Each Selling Shareholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The first column indicates the number of shares of common stock beneficially owned by Talos, Blue Lake and FirstFire, based on its ownership as of January 27th, 2022, and number of shares of common stock beneficially owned by Mast Hill, based on its ownership as of March 15, 2022. The second, third, fourth and fifth columns also assumes the purchase of all shares of stock to be acquired under the maximum number of securities to be sold by the Company to the Selling Shareholders, without regard to any limitations on purchase described in this prospectus or in the securities purchase agreements.

The third column lists the shares of common stock being offered by this prospectus by the Selling Shareholders.

The Selling Shareholders can offer all, some or none of their shares of common stock, thus the number of shares of common stock they will hold after this offering is indeterminate. However, the fourth and fifth columns assume that the Selling Shareholders will sell all shares of common stock covered by this prospectus. See “Selling Shareholders Plan of Distribution.”

Selling Shareholder	Number of Shares Beneficially Owned Before Offering (1)	Number of Shares Being Offered (2)	Maximum Number of Shares of Common Stock underlying Warrants to be Sold Pursuant to this Prospeectus	Maximum Number of Shares of Common Stock underlying Notes to be Sold Pursuant to this Prospectus	Maximum Number of Commitment Shares to be Sold Pursuant to this Prospectus	Maximum Number of Shares Beneficially Owned After Offering (1)	Percentage of Shares Beneficially Owned After Offering (%)
Talos Victory Fund, LLC (3)(4)	65,625,000	65,625,000	12,500,000	40,625,000	12,500,000	0	0
Blue Lake Partners, LLC (5)(6)	65,625,000	65,625,000	12,500,000	40,625,000	12,500,000	0	0
FirstFire Global Opportunities Fund, LLC (7)(8)	65,625,000	65,625,000	12,500,000	40,625,000	12,500,000	0	0
Mast Hill Fund, LP (9)(10)	65,625,000	65,625,000	12,500,000	40,625,000	12,500,000	0	0

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.
(2)	Assumes that all shares of the registered common stock are sold.
(3)	Mr. Thomas Silverman has the sole voting and dispositive control over the shares held by Talos Victory Fund, LLC. Consists of 12,500,000 Commitment Shares, 12,500,000 Warrant Shares and up to 40,625,000 Conversion Shares to be sold by Talos. The Conversion Shares have a conversion price of $0.008 per share.
(4)	Talos Victory Fund, LLC, 348 Cambridge Street #101, Woburn, MA 01801.
(5)	Craig Kesselman has the sole voting and dispositive control over the shares held by Blue Lake Partners, LLC. Consists of 12,500,000 Commitment Shares, 12,500,000 Warrant Shares and up to 40,625,000 Conversion Shares to be sold by Talos. The Conversion Shares have a conversion price of $0.008 per share.
(6)	Blue Lake Partners, LLC, 3411 Silverside Road, Tatnal Building #104, Wilmington, DE 19810.
(7)	Mr. Eli Fireman has the sole voting and dispositive control over the shares held by FirstFire Global Opportunities Fund, LLC. Consists of 12,500,000 Commitment Shares, 12,500,000 Warrant Shares and up to 40,625,000 Conversion Shares to be sold by Talos. The Conversion Shares have a conversion price of $0.008 per share.
(8)	FirstFire Global Opportunities Fund, LLC, 1040 First Avenue, Suite 190, New York, NY 10022.
(9)	Mr. Patrick Hassani has the sole voting and dispositive control over the shares held by Mast Hill Fund, LP. Consists of 12,500,000 Commitment Shares, 12,500,000 Warrant Shares and up to 40,625,000 Conversion Shares to be sold by Talos. The Conversion Shares have a conversion price of $0.008 per share.
(10)	Mast Hill Fund, LP, 48 Parker Road, Wellesley, MA 02842.

SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

Each Selling Shareholder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Each Selling Shareholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, each Selling Shareholder may transfer the shares of common stock by other means not described in this prospectus. If a Selling Shareholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, a Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. Each Selling Shareholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. Each Selling Shareholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Each Selling Shareholder may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. Each Selling Shareholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, each Selling Shareholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Shareholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for us by Mitchell Silberberg & Knupp LLP.

262,500,000 Common Stock

COMMON STOCK

PROSPECTUS

JUNE 3, 2022

Through and including June 3, 2022 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fee are estimates.

Amount
Securities and Exchange Commission registration fee	$55.62
Accounting fees and expenses	$3,500
Legal fees and expenses	$75,000
Miscellaneous Fees and Expenses	$0
Total	$78,555.62

Indemnification of Officers and Directors

Nevada Law

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this section were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

●	During the three months ended September 30, 2019, the Company sold for cash 6,337,500 shares of common stock and warrants to purchase: (i) 6,337,500 shares at prices ranging from $0.10 per share to $0.25 per share for net proceeds of $133,495. The warrants expire at various times through September 17, 2021. None of these shares were issued during the quarter ended September 30, 2019, with all 6,337,500 shares being recorded as stock payable. There were 52,800 Preferred C shares issued for net proceeds of $45,000 and 70,000 Preferred C shares converted to 3,224,643 Common shares for the three month period ending September 30, 2019, see Note 6.

●	During the three months ended December 31, 2019, the Company sold for cash 40,675,000 shares of common stock and warrants to purchase: (i) 825,000 shares at prices ranging from $0.20 per share to $0.25 per share for net proceeds of $214,510. The warrants expire at various times through November 1, 2021. None of these shares were issued during the quarter ended December 31, 2019, with all 40,675,000 shares being recorded as stock payable. There were 36,300 Preferred C shares converted to 2,370,696 Common shares for the three month period ending December 31, 2019, see Note 6.

●	During the three months ended March 31, 2020, the Company sold for cash 9,550,000 shares of common stock and warrants to purchase: (i) 3,500,000 shares at prices ranging from $0.05 per share to $1.00 per share for net proceeds of $66,500. The warrants expire at various times through March 12, 2022. None of these shares were issued during the quarter ended March 31, 2020, with all 9,550,000 shares being recorded as stock payable. There were 53,700 Preferred C shares converted to 6,384,864 Common shares for the three-month period ending March 31, 2020. The Company issued 41,800 preferred shares for net proceeds of $35,000 and another 33,600 preferred shares for which the net proceeds of $30,000 had not been received as of March 31, 2020.

●	During the three months ended June 30, 2020, the Company sold for cash 40,000,000 shares of common stock and warrants to purchase: (i) 12,000,000 shares at prices ranging from $0.10 per share to $0.20 per share for net proceeds of $200,905. The warrants expire at various times through June 12, 2021. 31,000,000 of these shares were issued during the quarter ended June 30, 2020, with 9,000,000 shares being recorded as stock payable. There were 53,100 Preferred C shares converted to 5,259,814 Common shares for the three month period ending June 30, 2020. The Company issued 41,800 preferred shares for net proceeds of $35,000. The Company issued 50,000 common shares, for services rendered, to Director Elizabeth Ryba.

●	During the three months ended September 30, 2020, the Company sold for cash 17,500,000 shares of common stock and warrants to purchase: (i) 17,500,000 shares at prices ranging from $0.05 per share to $0.10 per share and (ii) 14,500,000 shares at prices ranging from $0.10 to $0.20 for net proceeds of $77,409. The warrants expire at various times through September 21, 2022. All 17,500,000 of these shares were issued during the quarter ended December 31, 2020, with all 17,500,000 shares being recorded as stock payable. The Company issues 6,032,260 shares. Of these shares, 585,000 were issues for consulting services and 5,447,260 were converted from preferred shares.

●	During the three months ended December 31, 2020, the Company sold 16,500,000 shares of common stock for net proceeds of $82,455. With these issuances the company also issued warrants to purchase: (i) 16,500,000 shares at prices ranging from $0.05 to $0.10 per share and (ii) 16,500,000 shares at prices ranging from $0.10 to $0.20 and (iii) 1,500,000 at a price of $0.30. The warrants expire at various times through December 21, 2022. None of the 16,500,000 shares were issued during the quarter ended December 31, 2020, and were recognized as stock payable.

●	During the three months ended December 31, 2020, the Company issued 32,034,876 shares for $75,000, of which 15,000,000 were issued from stock payable and 16,034,876 were converted from 78,100 preferred shares.

●	During the three months ended March 31, 2021, the Company sold 11,000,000 shares of common stock for net proceeds of $59,957. With these issuances the company also issued warrants to purchase: (i) 3,333,333 shares at a price of $0.10 per share and (ii) 3,000,000 shares at a price of $0.20. The warrants expire at various times through February 4, 2022. None of the 12,000,000 shares were issued during the quarter ended March 31, 2021, and were recognized as stock payable.

●	During the three months ended March 31, 2021, the Company issued 26,769,540 shares, of which 17,000,000 were issued from stock payable, 6,709,100 were converted from 72,600 preferred shares and 2,560,440 shares were issued for legal services.

●	During the three months ended June 30, 2021, the Company sold 3,333,333 shares of common stock for net proceeds of $20,000. With these issuances the company also issued warrants to purchase: (i) 3,333,333 shares at a price of $0.10 per share and (ii) 3,333,333 shares at a price of $0.20. The warrants expire at various times through June 7, 2022. None of the 3,333,333 shares were issued during the quarter ended June 30, 2021, and were recognized as stock payable.

●	During the three months ended June 30, 2021, the Company issued 3,025,952 shares, of which all were converted from 36,300 Preferred C shares.

●	During the three months ended September 30, 2021, the Company sold 5,500,000 shares of common stock for net proceeds of $27,462. With these issuances the company also issued warrants to purchase: (i) 5,500,000 shares at a price of $0.10 per share and (ii) 5,500,000 shares at a price of $0.20. The warrants expire at various times through September 21, 2022. All of these shares were recognized as stock payable.

●	During the three months ended September 30, 2021, the Company issued 42,262,958 shares of common stock, of which 8,133,333 were issued from stock payable, 17,534,387 were converted from 116,050 Preferred stock, 4,095,238 shares were issued for legal services and 12,500,000 shares were issued as a finder’s fee.

●	During the three months ended December 31, 2021, the Company sold 8,625,000 shares of Common Stock for net proceeds of $86,230. With these issuances the company also issued warrants to purchase: (i) 8,625,000 shares of Common Stock at a price of $0.70 per share and (ii) 4,312,500 shares of Common Stock at a price of $1.00 per share. The warrants expire at various times through December 14, 2022. All of these shares were recognized as stock payable.

●	During the three months ended December 31, 2021, the Company issued 50,662,170 shares of common stock, of which 11,032,663 were issued from stock payable, 19,148,052 were converted from 107,000 shares of Preferred stock, 7,981,455 shares were issued for legal services and 12,500,000 shares were issued as a finder’s fee.

The preceding securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering, “as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Exhibit		Incorporated by Reference			Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Articles of Incorporation of SmartMetric, Inc. filed 12/18/02	SB-2	3.1	09/03/04

3.2	Amendment to Articles of Incorporation dated 12/11/09	8-K	3.1	12/18/09

3.3	Amendment to Articles of Incorporation dated 06/08/16	10-K	3.5	09/28/16

3.4	Amendment to Articles of Incorporation dated 10/17/19	8-K	3.1	12/11/19

3.5	Amendment to Articles of Incorporation dated 05/24/21	8-K	3.1	05/28/21

3.6	Series B Preferred Stock Certificate of Designation dated 12/11/09	8-K	3.2	12/18/09

3.7	Amendment to Series B Preferred Stock Certificate of Designation dated 11/05/14	10-Q	3.1	11/14/14

3.8	Amendment to Series B Preferred Stock Certificate of Designation dated 06/08/16	10-K	3.4	09/28/16

3.9	Series C Preferred Stock Certificate of Designations dated 01/14/19	8-K	3.1	01/18/19

3.10	Series D Preferred Stock Certificate of Designations dated 07/27/21	8-K	3.1	07/29/21

3.11	Amended and Restated Bylaws of SmartMetric	8-K	3.1	04/26/16

3.12	Amended and Restated Bylaws of SmartMetric	8-K	3.1	04/29/21

4.1	Common Stock Certificate Specimen	SB-2	4.1	09/03/04

4.2	Form of Warrant issued to May 2013 Investor	8-K	4.1	05/28/13

4.3	Form of Warrant issued to investors between 2015 – 2017	10-K	4.03	10/13/17

4.4*	SmartMetric, Inc. 2017 Equity Compensation Plan	10-Q	4.04	11/14/17

4.5*	Form of Option Grant under 2017 Equity Compensation Plan	10-Q	4.05	11/14/17

4.6*	Form of Restricted Stock Grant under 2017 Equity Compensation Plan	10-Q	4.06	11/14/17

4.7*	Form of Restricted Stock Unit Grant under 2017 Equity Compensation Plan	10-Q	4.07	11/14/17

4.8	Convertible Promissory Note dated 03/05/20 issued by SmartMetric, Inc. in favor of GHS Investments LLC	S-1	4.8	08/06/20

4.9	Promissory Note in the principal amount of $300,000 dated 07/23/21	8-K	4.1	07/29/21

4.10	Common Stock Purchase Warrant dated 07/23/21	8-K	4.2	07/29/21

4.11	Form of Promissory Note dated 01/27/22	8-K	4.1	02/03/22

4.12	Form of Common Stock Purchase Warrant dated 01/27/22	8-K	4.2	02/03/22

EXHIBITS INDEX

4.13*	Form of Common Stock Purchase Warrant dated 03/08/22	S-1	4.13	05/23/22

4.14	Promissory Note in the principal amount of $250,000 dated 03/15/22	8-K	4.1	03/21/22

4.15	Common Stock Purchase Warrant dated 03/15/22	8-K	4.2	03/21/22

5.1	Legal Opinion of MSK				X

10.1*	Assignment and Assumption Agreement dated 11/12/12 with Applied Cryptography	8-K	10.1	11/16/12

10.2	Subscription Agreement with Investor	8-K	10.1	05/28/13

10.3*	Employment Agreement dated 07/01/12 with Chaya Hendrick and Addendum dated 09/30/15	10-K	10.8	10/05/15

10.4*	Assignment and Assumption dated 09/03/13 with Applied Cryptography	10-K	10.04	10/13/17

10.5	Form of Securities Purchase Agreement with investors used between 2015 - 2017	10-K	10.05	10/13/17

10.6*	Employment Agreement with Chaya Hendrick dated 07/01/17	10-K	10.06	10/13/17

10.7*	Employment Agreement with Chaya Hendrick dated 05/13/22	S-1	10.7	05/23/22

10.8*	Issued Patent License and Royalty Agreement dated 9/11/17 with Chaya Hendrick	10-K	10.07	10/13/17

10.9*	Jay Needelman Services Agreement	10-K/A	10.01	10/27/17

10.10	Manufacturer’s Representative Agreement	8-K	10.01	12/26/17

10.11	Agreement with Hogier Gartner CIA S.A. dated 02/16/18	8-K	10.1	02/23/18

10.12*	2018 Professional/Consultant Stock Compensation Plan	S-8	10.1	07/18/18

10.13	Securities Purchase Agreement dated 01/09/19	8-K	10.1	01/18/19

10.14	Equity Financing Agreement dated 03/05/20	S-1	10.13	08/06/20

10.15	Registration Rights Agreement dated 03/05/20	S-1	10.14	08/06/20

10.16	Securities Purchase Agreement dated 07/23/21	8-K	10.1	07/29/21

10.17	Form of Securities Purchase Agreement dated 07/23/21	8-K	10.1	07/29/21

10.18	Form of Securities Purchase Agreement dated 01/27/22	8-K	10.1	02/03/22

10.19*	Equity Purchase Agreement dated 03/08/22	S-1	10.19	05/23/22

10.20*	Registration Rights Agreement with Mast Hill Fund, L.P. dated 03/08/22	S-1	10.20	05/23/22

10.21	Securities Purchase Agreement dated 03/15/22	8-K	10.1	03/21/22

10.22	Waiver and Consent Agreement dated 11/03/21	10-Q	10.2	02/15/22

14.1	SmartMetric Code of Ethics	SB-2	16.1	09/03/04

21.1	Subsidiaries of the Registrant	S-B/A	21.1	02/03/05

23.1*	Consent of Prager Metis CPAs, LLC	S-1	23.1	05/23/22

23.2*	Consent of Boyle CPA, LLC	S-1	23.2	05/23/22

23.3	Consent of MSK (included in Exhibit 5.1)				X

107*	Calculation of Registration Fee	S-1	107	05/23/22

*	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.
**	To be filed by amendment

Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on June 3, 2022.

SIGNATURE	TITLE

/s/ Chaya Hendrick	President, Chief Executive Officer, and Chairman of the Board
Chaya Hendrick

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Chaya Hendrick	President, Chief Executive Officer and Chairman of the Board
Chaya Hendrick	(Principal Executive Officer)	June 3, 2022

/s/ Jay Needelman	Chief Financial Officer	June 3, 2022
Jay Needelman	(Principal Financial and Accounting Officer)

/s/ Elizabeth Ryba	Director	June 3, 2022
Elizabeth Ryba